Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated August 8, 2014, except for the effects of the reverse stock split described in Note 2, as to which the date is October 31, 2014 relating to the consolidated financial statements of Nevro Corp., which appears in Nevro Corp.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 4, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 12, 2014